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                                                                    EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Stonepath Group, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-64452, 333-91240, 333-104228, 333-108605 and 333-112609) and
the registration statements on Form S-8 (Nos. 333-74918, 333-103439, 333-109249 and 333-113052) of Stonepath Group, Inc. of our report dated February 24, 2004, except as to Note 3, the second paragraph of Note 8 and the last four paragraphs of Note 18, which are as of January 31, 2005, with respect to the consolidated balance sheets of Stonepath Group, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2003, and our report dated January 31, 2005 with respect to the related financial statement schedule, which reports appear in the December 31, 2003 annual report on Form 10-K/A of Stonepath Group, Inc.

Our reports refer to the Company's restatement of the consolidated financial statements as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003.

                                  /s/ KPMG LLP

Philadelphia, Pennsylvania
February 8, 2005